                                                                    EXHIBIT 10.2

                               FIRST AMENDMENT TO
                    WAREHOUSING CREDIT AND SECURITY AGREEMENT

FIRST AMENDMENT TO WAREHOUSING CREDIT AND SECURITY AGREEMENT (this "Amendment") dated as of December 2, 2002, between OAK STREET MORTGAGE LLC, a Delaware limited liability company, f/k/a Cresleigh Financial Services LLC, a Delaware limited liability company ("Oak Street LLC"), OAK STREET MORTGAGE OF TENNESSEE LLC, a Tennessee limited liability company, f/k/a CRESLEIGH BANCORP OF TENNESSEE LLC, a Tennessee limited liability company ("Oak Street of TN"), OAK STREET MORTGAGE, INC., a Delaware corporation, f/k/a CRESELEIGH FINANCIAL SERVICES, INC., a Delaware corporation ("Oak Street Inc.") (Oak Street LLC, Oak Street of TN" and Oak Street Inc. are collectively referred to as the "Borrowers"), and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation ("Lender").

A. Borrowers and Lender have entered into a revolving mortgage warehousing facility with a present Warehousing Commitment Amount of $125,000,000, which is evidenced by a First Amended and Restated Promissory Note dated August 31, 2002 (the "Note"), and by a Warehousing Credit and Security Agreement dated as of June 15, 2002 (as the same may have been and may be amended or supplemented, the "Agreement").

B. Borrowers have informed Lender that effective on November 1, 2002, each of Borrowers names have been changed as follows: CRESLEIGH FINANCIAL SERVICES LLC to OAK STREET MORTGAGE LLC; CRESLEIGH BANCORP OF TENNESSEE LLC to OAK STREET MORTGAGE OF TENNESSEE LLC; and CRESLEIGH FINANCIAL SERVICES, INC. to OAK STREET MORTGAGE, INC.

C. Borrowers have requested that Lender increase the Warehousing Commitment Amount, extend the Warehousing Commitment and amend certain other terms of the Agreement, and Lender has agreed to such increase, extension and those other amendments, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, the parties to this Amendment agree as follows:

1.       Subject to Borrowers' satisfaction of the conditions set forth in
         Section 9, the effective date of this Amendment is December 2, 2002 ("Effective Date").

2. Unless otherwise defined in this Amendment, all capitalized terms have the meanings given to those terms in the Agreement. Defined terms may be used in the singular or the plural, as the context requires. The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation." Unless the context in which it is used otherwise clearly requires, the word "or" has the inclusive meaning represented by the phrase "and/or." References to Sections and Exhibits are to Sections and Exhibits of this Amendment unless otherwise expressly provided.

3. Article 1 of the Agreement is amended and restated in its entirety as set forth in Article 1 attached to this Amendment. All references in the Agreement and other Loan Documents to Article 1 (including each and every Section in Article 1) are deemed to refer to the new Article 1.

4. Article 3 of the Agreement is amended and restated in its entirety as set forth in Article 3 attached to this Amendment. All references in the Agreement and other Loan




* Represents confidential information that has been omitted and filed separately with the Commission.

         Documents to Article 3 (including each and every Section in Article 1.2) are deemed to refer to the new Article 3.

5. Article 8 of the Agreement is amended and restated in its entirety as set forth in Article 8 attached to this Amendment. All references in the Agreement and other Loan Documents to Article 8 (including each and every Section in Article 8) are deemed to refer to the new Article 8.

6. Article 12 of the Agreement is amended and restated in its entirety as set forth in Article 9 attached to this Amendment. All references in the Agreement and other Loan Documents to Article 12 (including each and every Section in Article 12) are deemed to refer to the new Article 12.

7. Exhibit E to the Agreement is amended and restated in its entirety as set forth in Exhibit E to this Amendment. All references in the Agreement and the other Loan Documents to Exhibit E are deemed to refer to the new Exhibit E.

8. Exhibit H to the Agreement is amended and restated in its entirety as set forth in Exhibit H to this Amendment. All references in the Agreement and the other Loan Documents to Exhibit H are deemed to refer to the new Exhibit H.

9. Borrower must deliver to Lender (a) two executed copies of this Amendment, and (b) a $350 document production fee.

10. Borrower represents, warrants and agrees that (a) there exists no Default or Event of Default under the Loan Documents, (b) the Loan Documents continue to be the legal, valid and binding agreements and obligations of Borrower, enforceable in accordance with their terms, as modified this Amendment, (c) Lender is not in default under any of the Loan Documents and Borrower has no offset or defense to its performance or obligations under any of the Loan Documents, (d) except for changes permitted by the terms of the Agreement, Borrower's representations and warranties contained in the Loan Documents are true, accurate and complete in all respects as of the Effective Date and (e) there has been no material adverse change in Borrower's financial condition from the date of the Agreement to the Effective Date.

11. Except as expressly modified, the Agreement is unchanged and remains in full force and effect, and Borrower ratifies and reaffirms all of its obligations under the Agreement and the other Loan Documents.

12. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which shall together constitute but one and the same instrument.

                        END OF PAGE INTENTIONALLY OMITTED

IN WITNESS WHEREOF, Borrower and Lender have caused this Amendment to be duly executed on their behalf by their duly authorized officers as of the day and year above written.

                                          OAK STREET MORTGAGE LLC,
                                          a Delaware limited liability company

                                          By:      /s/ Craig L. Royal
                                             ---------------------------------
                                          Its:     Chief Financial Officer

                                          OAK STREET MORTGAGE, INC,
                                          a Delaware corporation

                                          By:      /s/ Craig L. Royal
                                             ---------------------------------
                                          Its:     Chief Financial Officer

                                          OAK STREET MORTGAGE OF TENNESSEE LLC,
                                          a Tennessee limited liability company

                                          By:      /s/ Craig L. Royal
                                             ---------------------------------
                                          Its:     Chief Financial Officer

                                          RESIDENTIAL FUNDING CORPORATION,
                                          a Delaware corporation

                                          By:      /s/ Robin L. Swanson
                                             ---------------------------------
                                          Its:     Director

                  FIRST AMENDED AND RESTATED WAREHOUSING CREDIT
                             AND SECURITY AGREEMENT

FIRST AMENDED AND RESTATED WAREHOUSING CREDIT AND SECURITY AGREEMENT, dated as of August 31, 2002, among Cresleigh Financial Services LLC, a Delaware limited liability company ("Cresleigh LLC"), CRESLEIGH BANCORP OF TENNESSEE LLC, a Tennessee limited liability company ("Cresleigh Bancorp"), CRESLEIGH FINANCIAL SERVICES, INC., a Delaware corporation ("Cresleigh Inc.") (Cresleigh LLC, Cresleigh Bancorp and Cresleigh Inc. are collectively referred to as the "Borrower"), and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation ("Lender").

A.       Borrower has requested certain financing from Lender.

B. Borrower has asked Lender to amend and restate the Existing Agreement (as defined below) and to set forth the terms and conditions upon which Lender will provide certain financing to Borrower.

C. Lender has agreed to amend and restate the Existing Agreement to provide that financing to Borrower subject to the terms and conditions of this Agreement.

D.       Subject to Borrower's satisfaction of the conditions set forth in
         Article 5, the "Closing Date" for the transactions contemplated by this Agreement is August 31, 2002.

NOW, THEREFORE, the parties to this Agreement agree as follows:

THE CREDIT

1.1.     THE WAREHOUSING COMMITMENT

On the terms and subject to the conditions and limitations of this Agreement, including Exhibit H, Lender agrees to make Warehousing Advances to Borrower from the Closing Date to the Business Day immediately preceding the Warehousing Maturity Date, during which period Borrower may borrow, repay and reborrow in accordance with the provisions of this Agreement. The total aggregate principal amount of all Warehousing Advances outstanding at any one time may not exceed the Warehousing Commitment Amount. While a Default or Event of Default exists, Lender may refuse to make any additional Warehousing Advances to Borrower. Effective as of the Closing Date, all outstanding loans made under the Existing Agreement are deemed to be Warehousing Advances made under this Agreement. All Warehousing Advances under this Agreement constitute a single indebtedness, and all of the Collateral is security for the Warehousing Note and the Sublimit Note and for the performance of all of the Obligations. Warehousing Advances will be made to Cresleigh LLC, Cresleigh Bancorp or to Cresleigh Inc., as requested by Cresleigh LLC, Cresleigh Bancorp or Cresleigh Inc., respectively, will be deemed made to or for the benefit of Cresleigh LLC and Cresleigh Bancorp and Cresleigh Inc., jointly and severally, and each of Cresleigh LLC, Cresleigh Bancorp and Cresleigh, Inc. are obligated to repay any Warehousing Advances made to Cresleigh LLC, Cresleigh Bancorp or to Cresleigh Inc. under the Warehousing Commitment. With respect to its obligation to repay Warehousing Advances made to any other Borrower, each Borrower agrees to the terms set forth in Exhibit I.

1.2.     EXPIRATION OF WAREHOUSING COMMITMENT

The Warehousing Commitment expires on the earlier of ("Warehousing Maturity Date"): (a) March 27, 2005, as such date may be extended in writing by Lender, in its sole discretion, on which date the Warehousing Commitment will expire of its own term and the Warehousing Advances will become due and payable without the necessity of Notice or action by Lender; and (b) the date the Warehousing Commitment is terminated and the Warehousing Advances become due and payable under Section 10.2.

1.3.     WAREHOUSING NOTE/SUBLIMIT NOTE

Warehousing Advances, other than Warehousing Advances made against REO Properties, are evidenced by Borrower's promissory note, payable to Lender on the form prescribed by Lender ("Warehousing Note"). Warehousing Advances made against REO Properties are evidenced by Borrower's promissory note, payable to Lender on the form prescribed by Lender ("Sublimit Note"). The term "Warehousing Note" and "Sublimit Note" as used in this Agreement includes all amendments, restatements, renewals or replacements of the original Warehousing Note, the Sublimit Note and all substitutions for it. All terms and provisions of the Warehousing Note and the Sublimit Note are incorporated into this Agreement.

                                END OF ARTICLE 1

INTEREST, PRINCIPAL AND FEES

3.1.     INTEREST

3.1 (a) Except as provided in Sections 3.1(d) and 3.1(e), Borrower must pay interest on the unpaid amount of each Warehousing Advance from the date the Warehousing Advance is made until it is paid in full at the Interest Rate specified in Exhibit H.

3.1 (b) As long as no Default or Event of Default exists, Borrower is entitled to receive a benefit in the form of an "Earnings Credit" on the portion of the Eligible Balances maintained in time deposit accounts with a Designated Bank, and Borrower is entitled to receive a benefit in the form of an "Earnings Allowance" on the portion of the Eligible Balances maintained in demand deposit accounts with a Designated Bank. Any Earnings Allowance will be used first and any Earnings Credit will be used second as a credit against Miscellaneous Fees and Charges (including Designated Bank Charges), and against other fees payable to Lender under this Agreement, including Warehousing Fees, Wire Fees, Warehousing Commitment Fees,Non-Usage Fees, and Loan Package Fees, and may be used, at Lender's option, to reduce accrued interest. Any Earnings Allowance not used during the month in which the benefit was received will be accumulated and must be used within 6 months of the month in which the benefit was received. As long as no Default or Event of Default exists, any Earnings Credit not used during the month in which the benefit was received will be used to provide a cash benefit to Borrower. Any Earnings Credit retained by Lender as a result of a Default or Event of Default will be applied to the payment of Borrower's Obligations in the order Lender determines in its sole discretion. The Earnings Credit and the Earnings Allowance for any month will be determined by Lender in its sole discretion and Lender's determination of those amounts is conclusive and binding absent manifest error. In no event will the benefit received by Borrower exceed the Depository Benefit.

         Either party to this Agreement may terminate the benefits provided for in this Section effective immediately upon Notice to the other party, if the terminating party determines (which determination is conclusive and binding on the other party, absent manifest error) at any time that any applicable law, rule, regulation, order or decree or any interpretation or administration of such law, rule, regulation, order or decree by any governmental authority charged with its interpretation or administration, or compliance by such party with any request or directive (whether or not having the force of law) of any such authority, makes it unlawful or impossible for the party sending the Notice to continue to offer or receive the benefits provided for in this Section. No Notice is required for a termination of benefits as a result of a Default or Event of Default.

3.1 (c) Lender computes interest on the basis of the actual number of days elapsed in a year of 360 days. Borrower must pay interest monthly in arrears, not later than 9 days after the date of Lender's invoice or, if applicable, 2 days after the date of Lender's account analysis statement, commencing with the first month following the Closing Date and on the Warehousing Maturity Date.

3.1 (d) If, for any reason Borrower repays a Warehousing Advance on the same day that it was made by Lender, Borrower agrees to pay to Lender an administrative fee equal to 1 day of interest on that Advance at the Interest Rate that would otherwise be applicable under Exhibit H. Borrower must pay all administrative fees within 9 days after the date of Lender's invoice or, if applicable, within 2 days of the date of Lender's account analysis statement.

3.1 (e) After an Event of Default occurs and upon Notice to Borrower by Lender, the unpaid amount of each Warehousing Advance will bear interest at the Default Rate until paid in full.

3.1 (f) Lender will adjust the rates of interest provided for in this Agreement as of the effective date of each change in the applicable index. Lender's determination of such rates of interest as of any date of determination are conclusive and binding, absent manifest error.

3.2.     INTEREST LIMITATION

Lender does not intend, by reason of this Agreement, the Warehousing Note, the Sublimit Note or any other Loan Document, to receive interest in excess of the amount permitted by applicable law. If Lender receives any interest in excess of the amount permitted by applicable law, whether by reason of acceleration of the maturity of this Agreement, the Warehousing Note, the Sublimit Note or otherwise, Lender will apply the excess to the unpaid principal balance of the Warehousing Advances and not to the payment of interest. If all Warehousing Advances have been paid in full and the Warehousing Commitment has expired or has been terminated, Lender will remit any excess to Borrower. This Section controls every other provision of all agreements between Borrower and Lender and is binding upon and available to any subsequent holder of the Warehousing Note or the Sublimit Note.

3.3.     PRINCIPAL PAYMENTS

3.3 (a) Borrower must pay Lender the outstanding principal amount of all Warehousing Advances on the Warehousing Maturity Date.

3.3 (b) Except as provided in Section 3.1(d), Borrower may prepay any portion of the Warehousing Advances without premium or penalty at any time.

3.3 (c) Borrower must pay to Lender, without the necessity of prior demand or Notice from Lender, and Borrower authorizes Lender to cause the Funding Bank to charge Borrower's Operating Account for, the amount of any outstanding Warehousing Advance against a specific Pledged Asset upon the earliest occurrence of any of the following events:

         (1) One (1) Business Day elapses from the date a Warehousing Advance was made if the Pledged Loan to be funded by that Warehousing Advance is not closed and funded.

         (2) Ten (10) Business Days elapse without the return of a Collateral Document delivered by Lender to Borrower under a Trust Receipt for correction or completion.

         (3) On the date on which a Pledged Loan is determined to have been originated based on untrue, incomplete or inaccurate information or otherwise to be subject to fraud, whether or not Borrower had knowledge of the misrepresentation, incomplete or incorrect information or fraud, on the date on which Borrower knows, has reason to know, or receives Notice from Lender, that (A) one or more of the representations and warranties set forth in Article 9 were inaccurate or incomplete in any material respect on any date when made or deemed made, or (B) Borrower has failed to perform or comply with any covenant, term or condition set forth in Article 9.

         (4) On the date the Pledged Loan or a Lien prior to the Mortgage securing repayment of the Pledged Loan is defaulted and remains in default for a period of 60 days or more.

         (5) Upon the sale, other disposition or prepayment of any Pledged Asset or, with respect to a Pledged Loan included in an Eligible Mortgage Pool, upon the sale or other disposition of the related Agency Security.

         (6) One (1) Business Day immediately preceding the date scheduled for the foreclosure or trustee sale of the premises securing a Pledged Loan.

3.3 (d) Upon telephonic or written Notice to Borrower by Lender, Borrower must pay to Lender, and Borrower authorizes Lender to cause the Funding Bank to charge Borrower's Operating Account for, the amount of any outstanding Warehousing Advance against a specific Pledged Asset upon the earliest occurrence of any of the following events:

         (1)      For any Pledged Loan, the Warehouse Period elapses.

         (2) Forty-five (45) days elapse from the date a Pledged Loan was delivered to an Investor or Approved Custodian for examination and purchase or for inclusion in a Mortgage Pool, without the purchase being made or an Eligible Mortgage Pool being initially certified, or upon rejection of a Pledged Loan as unsatisfactory by an Investor or Approved Custodian.

         (3) Seven (7) Business Days elapse from the date a Wet Settlement Advance was made against a Pledged Loan, other than a Repurchased Mortgage Loan or a Nonperforming Mortgage Loan, without receipt by Lender of all Collateral Documents relating to the Pledged Loan.

         (4) With respect to any Pledged Loan, any of the Collateral Documents, upon examination by Lender, are found not to be in compliance with the requirements of this Agreement or the related Purchase Commitment.

         (5) Three (3) Business Days after the mandatory delivery date of the related Purchase Commitment if the specific Pledged Loan or the Pledged Security backed by that Pledged Loan has not been delivered under the Purchase Commitment prior to such mandatory delivery date, or on the date the related Purchase Commitment expires or is terminated, unless, in each case, the Pledged Loan or Pledged Security is eligible for delivery to another Investor under a comparable Purchase Commitment.

3.3 (e) In addition to the payments required pursuant to Sections 3.3(a), 3.3(c) and 3.3(d), if the principal amount of any Pledged Loan is prepaid in whole or in part while a Warehousing Advance is outstanding against the Pledged Loan, Borrower must pay to Lender, without the necessity of prior demand or Notice from Lender, and Borrower authorizes Lender to cause the Funding Bank to charge Borrower's Operating Account for, the amount of the prepayment, to be applied against the Warehousing Advance.

3.3 (f) The proceeds of the sale or other disposition of Pledged Assets must be paid directly by the Investor to the Cash Collateral Account. Borrower must give Notice to Lender in writing or by telephone or by RFConnects Delivery to Lender (and if by telephone, followed promptly by written Notice) of the Pledged Assets for which proceeds have been received. Upon receipt of Borrower's Notice, Lender will apply any proceeds deposited into the Cash Collateral Account to the payment of the Warehousing Advances related to the Pledged Assets identified by Borrower in its Notice, and those Pledged Assets will be considered to have been redeemed from pledge. Lender is entitled to rely upon Borrower's affirmation that deposits in the Cash Collateral Account represent payments from Investors for the purchase of the Pledged Assets specified by Borrower in its Notice. If the payment from an Investor for the purchase of Pledged

         Assets is less than the outstanding Warehousing Advances against the Pledged Assets identified by Borrower in its Notice, Borrower must pay to Lender, and Borrower authorizes Lender to cause the Funding Bank to charge Borrower's Operating Account in an amount equal to that deficiency. As long as no Default or Event of Default exists, Lender will return to Borrower any excess payment from an Investor for Pledged Assets.

3.3 (g) Lender reserves the right to revalue any Pledged Loan. Borrower must pay to Lender, without the necessity of prior demand or Notice from Lender, and Borrower authorizes Lender to cause the Funding Bank to charge Borrower's Operating Account for, any amount required after any such revaluation to reduce the principal amount of the Warehousing Advance outstanding against the revalued Pledged Loan to an amount equal to the Advance Rate for the applicable type of Eligible Loan or REO Property multiplied by the Fair Market Value of the Mortgage Loan.

3.4.     BUYDOWNS

Borrower may prepay a portion of the Warehousing Advances outstanding against Subprime Mortgage Loans (a "Buydown") upon Notice to Lender not later than (a) 1:00 p.m. on the Business Day immediately preceding the Business Day on which Borrower desires to make a Buydown in the amount of $10,000,000 or more or (b) 1:00 p.m. on the Business Day on which Borrower desires to make a Buydown in an amount less than $10,000,000. Each Buydown must be in an amount not less than $5,000, and Buydowns may not exceed, in the aggregate, the amount outstanding against Subprime Mortgage Loans. A Buydown is a reduction in the aggregate amount of the Warehousing Advances outstanding against Subprime Mortgage Loans, but does not represent the prepayment of any particular Warehousing Advance, and does not entitle Borrower to the release of any Collateral. Lender may apply Buydowns to reduce interest payable by Borrower on outstanding Warehousing Advances in any order that Lender determines in its sole discretion. Unless a Default or Event of Default exists, Borrower may reborrow all or any portion of a Buydown upon Notice to Lender not later than (m) 1:00 p.m. on the Business Day immediately preceding the Business Day on which Borrower desires to reborrow $10,000,000 or more or (n) 1:00 p.m. on the Business Day that Borrower desires to reborrow an amount less than $10,000,000. If Lender receives Buydowns or a combination of Buydowns and payments of Warehousing Advances that exceed the aggregate principal balance of the Warehousing Advances outstanding against Subprime Mortgage Loans (an "Excess Buydown"), as long as no Default or Event of Default exists, Borrower may reborrow all or any portion of an Excess Buydown upon Notice to Lender not later than (y) 1:00 p.m. on the Business Day immediately preceding the Business Day on which Borrower desires to reborrow $10,000,000 or more or (z) 1:00 p.m. on the Business Day that Borrower desires to reborrow an amount less than $10,000,000. Alternatively, Lender may, in its sole discretion, re-advance to Borrower all or any portion of an Excess Buydown by causing the Funding Bank to credit the Operating Account in that amount. Lender has no obligation to pay or otherwise provide to Borrower any interest, dividends or other benefits on an Excess Buydown.

3.5.     WAREHOUSING COMMITMENT FEES

Borrower must pay Lender a fee ("Warehousing Commitment Fee") in the amount of 0.125% per annum on $125,000,000 of the Warehousing Commitment Amount. The Warehousing Commitment Fee is payable quarterly in advance. Lender computes the Warehousing Commitment Fee on the basis of the actual number of days in each Calendar Quarter and a year of 360 days. On the Closing Date, Borrower must pay the prorated portion of the Warehousing Commitment Fee due from the Closing Date to the last day of the current Calendar Quarter. After the Closing Date, Borrower must pay the Warehousing Commitment Fee within 9 days after the date of Lender's invoice or, if applicable, within 2 days after the date of Lender's account analysis statement. If the date set forth in clause (a) of the definition of Warehousing Maturity Date occurs on a day other than the last day of a Calendar Quarter, Borrower must pay the prorated portion of the Warehousing Commitment Fee due from the beginning of the then current Calendar Quarter to and including that date. Borrower is not entitled to a reduction in the amount of the Warehousing Commitment Fee if (a) the Warehousing Commitment Amount is reduced or (b) the Warehousing Commitment is terminated at the request of Borrower or as a result of an Event of Default. If the Warehousing Commitment terminates at the request of Borrower or as a result of an Event of Default, Borrower must pay, on the date of termination, a Warehousing Commitment Fee on the Warehousing Commitment Amount in effect immediately prior to termination, for the period from the date of termination to and including the date set forth in clause (a) of the definition of Warehousing Maturity Date on the date of such termination. Lender's determination of the Warehousing Commitment Fee for any period is conclusive and binding, absent manifest error.

3.6.     NON-USAGE FEES

At the end of each month during the term of this Agreement, Lender will determine the average usage of the Warehousing Commitment by calculating the arithmetic daily average of the Warehousing Advances outstanding during such month ("Used Portion"). Lender will then subtract the Used Portion from the arithmetic daily average of the Warehousing Commitment Amount outstanding during such month, and the result, if positive, will be known as the "Unused Portion." Borrower agrees to pay to Lender a fee ("Non-Usage Fee") in the amount of 0.125% per annum of the Unused Portion during such month, except that no Non-Usage Fee will be charged for any month in which the Used Portion is equal to or greater than 50% of the Warehousing Commitment Amount. The Non-Usage Fee is payable monthly, in arrears. Lender computes the Non-Usage Fee on the basis of the actual number of days in the month and a year of 360 days. Borrower must pay the Non-Usage Fee within 9 days after of the date of Lender's invoice or account analysis statement. If the date set forth in clause (a) of the definition of Warehousing Maturity Date occurs on a day other than the last day of a month, Borrower must pay the prorated portion of the Non-Usage Fee due from the beginning of the month to and including that date. Borrower is not entitled to a reduction in the amount of the Non-Usage Fee if (a) the Warehousing Commitment Amount is reduced or (b) the Warehousing Commitment is terminated at the request of Borrower or as a result of an Event of Default. If the Warehousing Commitment terminates at the request of Borrower or as a result of an Event of Default, Borrower must pay, on the date of termination, a Non-Usage Fee in the amount of 0.125% per annum of the Warehousing Commitment Amount in effect immediately prior to the date of termination, for the period from the date of termination to and including the date set forth in clause (a) of the definition of Warehousing Maturity Date. Lender's determination of the Non-Usage Fee for any period is conclusive and binding, absent manifest error.

3.7.     LOAN PACKAGE FEES, WIRE FEES, WAREHOUSING FEES

At the time of each Warehousing Advance against an Eligible Loan or REO Property, Borrower will incur a loan package fee ("Loan Package Fee") and a wire fee ("Wire Fee"). Loan Package Fees and Wire Fees may, at Lender's discretion, be billed separately or combined into a single warehousing fee ("Warehousing Fee"). Borrower must pay all Loan Package Fees, Wire Fees or Warehousing Fees in the amount set forth in Exhibit H within 9 days after the date of Lender's invoice or, if applicable, within 2 days after the date of Lender's account analysis statement.

3.8.     MISCELLANEOUS FEES AND CHARGES

Borrower must reimburse Lender for all Miscellaneous Fees and Charges. Borrower must pay all Miscellaneous Fees and Charges within 9 days after the date of Lender's invoice or, if applicable, within 2 days after the date of Lender's account analysis statement.

3.9.     OVERDRAFT ADVANCES

If, under the authorization given by Borrower in the Funding Bank Agreement or pursuant to this Agreement, Lender debits Borrower's Operating Account or directs the Funding Bank to honor an item presented against the Operating Account or against the Check Disbursement Account, and that debit or direction results in an overdraft, Lender may make an additional Warehousing Advance to fund that overdraft ("Overdraft Advance"). Borrower must pay (a) the outstanding amount of any Overdraft Advance, plus interest on that Overdraft Advance, within 1 Business Day after the date of the Overdraft Advance, and (b) interest on the amount of the Overdraft Advance, at a rate per annum equal to the Bank One Prime Rate plus 2%, within 9 days after the date of Lender's invoice or, if applicable, within 2 days after the date of Lender's account analysis statement.

3.10.    METHOD OF MAKING PAYMENTS

3.10 (a) Unless otherwise specified in this Agreement, Borrower must make all payments under this Agreement to Lender by the close of business on the date when due unless the date is not a Business Day. If the due date is not a Business Day, payment is due on, and interest will accrue to, the next Business Day. Borrower must make all payments in United States dollars in immediately available funds transferred by wire to accounts designated by Lender.

3.10 (b) While a Default or Event of Default exists, Borrower authorizes Lender to cause the Funding Bank to charge Borrower's Operating Account for any Obligations due and payable to Lender, without the necessity of prior demand or Notice from Lender.

3.11.     EXCESS USAGE FEES

At the end of each month during the term of this Agreement, Lender will determine the number of days ("Excess Usage Days") during the month on which the Warehousing Advances outstanding during such month ("Daily Outstanding Balances") exceeded $125,000,000 ("Usage Target"). For each Excess Usage Day in the month, Borrower must pay to Lender a fee ("Excess Usage Fee") in the amount of 0.125% per annum on the amount by which the Daily Outstanding Balance exceeded the Usage Target. The Excess Usage Fee is payable monthly, in arrears. Lender computes the Excess Usage Fee on the basis of the actual number of days in each month and a year of 360 days. Borrower must pay the Excess Usage Fee within 9 days after the date of Lender's invoice or, if applicable, within 2 days after the date of Lender's account analysis statement Lender's determination of the Excess Usage Fee for any period is conclusive and binding, absent manifest error.

                                END OF ARTICLE 3

NEGATIVE COVENANTS

As long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed, Borrower must not, either directly or indirectly, without the prior written consent of Lender:

8.1.     CONTINGENT LIABILITIES

Assume, guarantee, endorse or otherwise become contingently liable for the obligation of any Person except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and except for obligations arising in connection with the sale of Mortgage Loans with recourse in the ordinary course of Borrower's business.

8.2.     PLEDGE OF SERVICING CONTRACTS

Pledge or grant a security interest in any existing or future Servicing Contracts of Borrower other than to Lender or omit to take any action required to keep all of Borrower's Servicing Contracts in full force and effect.

8.3.     RESTRICTIONS ON FUNDAMENTAL CHANGES

8.3 (a) Consolidate, merge or enter into any analogous reorganization or transaction with any Person.

8.3 (b) Amend or otherwise modify Borrower's articles of organization or operating agreement in any way which will have an adverse impact on Lender.

8.3 (c) Liquidate, wind up or dissolve (or suffer any liquidation or dissolution).

8.3 (d) Cease actively to engage in the business of originating or acquiring Mortgage Loans or make any other material change in the nature or scope of the business in which Borrower engages as of the date of this Agreement.

8.3 (e) Sell, assign, lease, convey, transfer or otherwise dispose of (whether in one transaction or a series of transactions) all or any substantial part of Borrower's business or assets, whether now owned or acquired after the Closing Date, other than, in the ordinary course of business and to the extent not otherwise prohibited by this Agreement, sales of
         (1) Mortgage Loans, (2) Mortgage-backed Securities and (3) Servicing Contracts.

8.3 (f) Acquire by purchase or in any other transaction all or substantially all of the business or property of, or stock or other ownership interests of, any Person; provided, however, Borrower may purchase all or substantially all of the business or property of a Person whose primary business is directly related to mortgage banking if (1) the purchase price is no greater than $500,000, (2) the business or property is consolidated into the Borrower, and (3) Borrower gives at least five 5 Business Days advance written Notice of such purchase.

8.3 (g) Permit any Subsidiary of Borrower to do or take any of the foregoing actions.

8.4.     SUBSIDIARIES

Form or acquire, or permit any Subsidiary of Borrower to form or acquire, any Person that would thereby become a Subsidiary.

8.5.     Deferral of Subordinated Debt

Pay any Subordinated Debt of Borrower in advance of its stated maturity or, after a Default or Event of Default under this Agreement has occurred, make any payment of any kind on any Subordinated Debt of Borrower until all of the Obligations have been paid and performed in full and any applicable preference period has expired.

8.6.     LOSS OF ELIGIBILITY

Take any action that would cause Borrower to lose all or any part of its status as an eligible lender, seller/servicer or issuer as described under Section 9.1.

8.7.     ACCOUNTING CHANGES

Make, or permit any Subsidiary of Borrower to make, any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year or the fiscal year of any Subsidiary of Borrower.

8.8.     Leverage Ratio

Permit Cresleigh LLC's Leverage Ratio at any time to exceed 20 to 1.

8.9.     MINIMUM TANGIBLE NET WORTH

Permit Cresleigh LLC's Tangible Net Worth at any time to be less than (i) $7,500,000 through June 30, 2003, and (ii) after June 30, 2003 (adjusted semi-annually thereafter), (a) $7,500,000 plus (b) 50% of Cresleigh LLC's net income after taxes and distributions to members for tax purposes, if positive, for each six-month period ending on June 30 or December 31 of any year, beginning June 30, 2003. Adjustments will occur on the first Business Day after the end of each six-month period.

8.10.    CURRENT RATIO

Permit Cresleigh LLC's Current Ratio at any time to be less than 1 to 1.

8.11.    MINIMUM CASH AND CASH EQUIVALENTS

Permit Cresleigh LLC's Cash and Cash Equivalent at any time to be less than $1,500,000.

8.12.    TRANSACTIONS WITH AFFILIATES

Directly or indirectly (a) make any loan, advance, extension of credit or capital contribution to any of Borrowers' Affiliates, (b) sell, transfer, pledge or assign any of its assets to or on behalf of those Affiliates, (c) merge or consolidate with or purchase or acquire assets from those Affiliates, or (d) pay management fees to or on behalf of those Affiliates.

8.13.    RECOURSE SERVICING CONTRACTS

Acquire or enter into Servicing Contracts under which Borrower must repurchase or indemnify the holder of the Mortgage Loans as a result of defaults on the Mortgage Loans at any time during the term of those Mortgage Loans.

8.14.    GESTATION AGREEMENTS

Directly or indirectly sell or finance a Mortgage Loan under any Gestation Agreement if the Mortgage Loan is or was previously pledged to Lender as Collateral under this Agreement if the aggregate amount of Warehousing Advances outstanding is less than 60% of the Warehousing Commitment Amount.

                                END OF ARTICLE 8

DEFINITIONS

12.1.    DEFINED TERMS

Capitalized terms defined below or elsewhere in this Agreement have the following meanings or, as applicable, the meanings given to those terms in Exhibits to this Agreement:

"Advance Rate" means, with respect to any Eligible Loan and REO Property, the Advance Rate set forth in Exhibit H for that type of Eligible Loan or REO Property.

"Affiliate" means, when used with reference to any Person, (a) each Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, (b) each Person that beneficially owns or holds, directly or indirectly, 5% or more of any class of voting Equity Interests of the Person referred to, (c) each Person, 5% or more of the voting Equity Interests of which is beneficially owned or held, directly or indirectly, by the Person referred to, and (d) each of such Person's officers, directors, joint venturers and partners. For these purposes, the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.

"Aged Mortgage Loans" means Mortgage Loans against which a Warehousing Advance has been outstanding for longer than the Standard Warehouse Period, provided that Aged Mortgage Loans are permitted for such type of Mortgage Loan.

"Aged Warehouse Period" means the maximum number of days a Warehouse Advance against Aged Mortgage Loans of a particular type may remaining outstanding.

"Agency Security" means a Mortgage-backed Security issued or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae.

"Agreement" means this First Amended and Restated Warehousing Credit and Security Agreement, either as originally executed or as it may be amended, restated, renewed or replaced.

"Appraised Property Value" means with respect to an interest in real property, the then current fair market value of the real property and any improvements on it as of recent date determined in accordance with Title XI of FIRREA by a qualified appraiser who is a member of the American Institute of Real Estate Appraisers or other group of professional appraisers.

"Approved Custodian" means a pool custodian or other Person that Lender deems acceptable, in its sole discretion, to hold Mortgage Loans for inclusion in a Mortgage Pool or to hold Mortgage Loans as agent for an Investor that has issued a Purchase Commitment for those Mortgage Loans.

"Audited Statement Date" means the date of Borrower's most recent audited financial statements (and, if applicable, Borrower's Subsidiaries, on a consolidated basis) delivered to Lender under the Existing Agreement or this Agreement.

"Bank One" means Bank One, National Association, or any successor bank.

"Bank One Prime Rate" means, as of any date of determination, the highest prime rate quoted by Bank One and most recently published by Bloomberg L.P. If the prime rate for Bank One is not quoted or published for any period, then during that period the term "Bank One Prime Rate" means the highest prime rate published in the most recent edition of The Wall Street Journal in its regular column entitled "Money Rates."

"Borrower" has the meaning set forth in the first paragraph of this Agreement.

"BPO Value" means, with respect to the improved real property securing any Mortgage Loan, the lowest fair market value for such real property or ownership interest and occupancy rights as set forth in an opinion of a real estate broker acceptable to Lender, in its sole discretion, as to the value of such improved real property if sold within a 60-day marketing period. Each such broker price opinion must be obtained from a real estate broker with substantial experience in the purchase and sale of similar properties in the geographic area in which the real property or ownership interest and occupancy rights to be valued is located and should be as of a date not more than 30 days prior to the date of the related Advance.

"Business Day" means any day other than Saturday, Sunday or any other day on which national banking associations are closed for business.

"Buydown" has the meaning set forth in Section 3.4.

"Calendar Quarter" means the 3 month period beginning on each January 1, April 1, July 1 or October 1.

"Cash and Cash Equivalent" means the following assets owned by a Person as of any date of determination: (a) unrestricted and unencumbered cash, (b) funds on deposit in any bank located in the United States, (c) investment grade commercial paper, (d) money market funds, (e) the amount of any Buydowns then available to be reborrowed by Borrower or (f) high grade marketable securities with a maturity of 270 days or less, in all cases that qualify as "cash or cash equivalent" on a balance sheet of such Person in accordance with GAAP.

"Cash Collateral Account" means a demand deposit account maintained at the Funding Bank in Lender's name and designated for receipt of the proceeds of the sale or other disposition of Collateral.

"Check Disbursement Account" means a demand deposit account maintained at the Funding Bank in Borrower's name and under the control of Lender for clearing checks written by Borrower to fund Mortgage Loans funded by Warehousing Advances.

"Closing Date" has the meaning set forth in the Recitals to this Agreement.

"Collateral" has the meaning set forth in Section 4.1.

"Collateral Documents" means, with respect to each Mortgage Loan, (a) the Mortgage Note, the Mortgage and all other documents including, if applicable, any Security Agreement, executed in connection with or relating to the Mortgage Loan; (b) as applicable, the original lender's ALTA Policy of Title Insurance or its equivalent, documents evidencing the FHA Commitment to Insure, the VA Guaranty or private mortgage insurance, the appraisal, the Regulation Z statement, the environmental assessment, the engineering report, certificates of casualty or hazard insurance, credit information on the maker of the Mortgage Note, the HUD-1 or corresponding purchase advice; (c) any other document listed in Exhibit B; and (d) any other document that is customarily desired for inspection or transfer incidental to the purchase of any Mortgage Note by an Investor or that is customarily executed by the seller of a Mortgage Note to an Investor.

"Committed Purchase Price" means for an Eligible Loan (a) the dollar price as set forth in the Purchase Commitment or, if the price is not expressed in dollars, the product of the Mortgage Note Amount multiplied by the price (expressed as a percentage) as set forth in the Purchase Commitment for the Eligible Loan, or (b) if the Eligible Loan is to be used to back an Agency Security, the dollar price as set forth in a Purchase Commitment or, if the price is not expressed in dollars the product of the Mortgage Note Amount multiplied by the price (expressed as a percentage) as set forth in the Purchase Commitment for the Agency Security.

"Compliance Certificate" means a certificate executed on behalf of Borrower by its manager having principal financial accounting responsibilities, substantially in the form of Exhibit E.

"Credit Score" means a mortgagor's overall consumer credit rating, represented by a single numeric credit score using the Fair, Isaac consumer credit scoring system, provided by a credit repository acceptable to Lender and the Investor that issued the Purchase Commitment covering the related Mortgage Loan (if a Purchase Commitment is required by Exhibit H).

"Current Assets" means a Person's (and, if applicable, the Person's Subsidiaries, on a consolidated basis) assets that in the regular course of business will be readily and quickly realized, or converted into cash, all in accordance with GAAP, within 1 year, together with those additional assets that may readily be converted into cash without impairing the business of Borrower. Current Assets include (a) cash, (b) temporary investments, (c) Mortgage Loans and Mortgage-backed Securities held for sale (net of any loan loss reserves),
(d) accounts and accrued interest receivable (net of allowance for doubtful accounts) and (e) servicing advances made on behalf of mortgagors, but exclude
(x) loans and advances to or receivables due from managers, members, employees or Affiliates, (y) all deferred assets, other than prepaid items for insurance, taxes and rents and (z) any properties or assets located outside the continental United States and Canada.

"Current Liabilities" means a Person's (and, if applicable, the Person's Subsidiaries, on a consolidated basis) liabilities, or any portion of a Person's liabilities, the maturity of which will not extend beyond 1 year from the date of determination.

"Current Ratio" means the ratio of a Person's Current Assets to Current Liabilities.

"Daily Outstanding Balances" has the meaning set forth in Section 3.11.

"Debt" means (a) all indebtedness or other obligations of a Person that, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of the Person on the date of determination, plus (b) all indebtedness or other obligations of the Person for borrowed money or for the deferred purchase price of property or services. For purposes of calculating a Person's Debt, Subordinated Debt not due within 1 year of that date and deferred taxes arising from capitalized excess servicing fees and capitalized servicing rights may be excluded from a Person's indebtedness.

"Default" means the occurrence of any event or existence of any condition that, but for the giving of Notice or the lapse of time, would constitute an Event of Default.

"Default Rate" means, for any Warehousing Advance, the Interest Rate applicable to that Warehousing Advance plus 4% per annum. If no Interest Rate is applicable to a Warehousing Advance, "Default Rate" means, for that Warehousing Advance, the highest Interest Rate then applicable to any outstanding Warehousing Advance plus 4% per annum.

"Depository Benefit" means the compensation received by Lender, directly or indirectly, as a result of Borrower's maintenance of Eligible Balances with a Designated Bank.

"Designated Bank" means any bank designated by Lender as a Designated Bank, but only for as long as Lender has an agreement under which Lender receives Depository Benefits from that bank.

"Designated Bank Charges" means any fees, interest or other charges that would otherwise be payable to a Designated Bank in connection with Eligible Balances maintained at the Designated Bank, including deposit insurance premiums, service charges and any other charges that may be imposed by governmental authorities from time to time.

"Discontinued Loan" has the meaning set forth in the GMAC-RFC Client Guide.

"Earnings Allowance " has the meaning set forth in Section 3.1(b).

"Earnings Credit " has the meaning set forth in Section 3.1(b).

"Electronic Advance Request" means an electronic transmission through RFConnects Delivery containing the same information as Exhibit A to this Agreement.

"Electronic Tracking Agreement" means an Electronic Tracking Agreement, on the form prescribed by Lender, among Borrower, Lender, MERS and MERCORP, Inc., pursuant to which Lender will have the authority to, among other things, withdraw a Mortgage from the MERS system, if either the Mortgage Loan has been registered on the MERS system naming Borrower as servicer or subservicer, or the Mortgage Loan has not yet been registered on the MERS system.

"Eligible Balances" means all funds of or maintained by Borrower (and, if applicable, Borrower's Subsidiaries) in demand deposit or time deposit accounts at a Designated Bank, minus balances to support float, reserve requirements and any other reductions that may be imposed by governmental authorities from time to time.

"Eligible Loan" means a Single Family Mortgage Loan that satisfies the conditions and requirements set forth in Exhibit H.

"Eligible Mortgage Pool" means a Mortgage Pool for which (a) an Approved Custodian has issued its initial certification, (b) there exists a Purchase Commitment covering the Agency Security to be issued on the basis of that certification and (c) the Agency Security will be delivered to Lender.

"Equity Interests" means all shares, interests, participations or other equivalents, however, designated, of or in a Person (other than a natural person), whether or not voting, including common stock, membership interests, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more of the foregoing.

"ERISA" means the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

"ERISA Affiliate" means any trade or business (whether or not incorporated) that is a member of a group of which Borrower is a member and that is treated as a single employer under Section 414 of the Internal Revenue Code.

"Event of Default" means any of the conditions or events set forth in Section 10.1.

"Excess Usage Day" has the meaning set forth in Section 3.11.

"Excess Usage Fee" has the meaning set forth in Section 3.11.

"Exchange Act" means the Securities Exchange Act of 1934 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

"Exhibit B" means Exhibit B-SF or Exhibit B-REP/NP/REO, as applicable to the type of Eligible Loan or REO Property against which a Warehousing Advance is to be made.

"Existing Agreement" means the Warehousing Credit and Security Agreement dated as of June 30, 2000, as amended, between Cresleigh Financial Services LLC and Lender.

"Fair Market Value" means, at any time for an Eligible Loan or a related Agency Security (if the Eligible Loan is to be used to back an Agency Security) as of any date of determination, (a) the Committed Purchase Price if the Eligible Loan is covered by a Purchase Commitment from Fannie Mae or Freddie Mac or the Eligible Loan is to be exchanged for an Agency Security and that Agency Security is covered by a Purchase Commitment from an Investor, or (b) otherwise, the market price for such Eligible Loan or Agency Security, determined by Lender based on market data for similar Mortgage Loans or Agency Securities and such other criteria as Lender deems appropriate in its sole discretion.

"Fannie Mae" means Fannie Mae, a corporation created under the laws of the United States, and any successor corporation or other entity.

"FHA" means the Federal Housing Administration and any successor agency or other entity.

"FICA" means the Federal Insurance Contributions Act and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules and regulations.

"FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

"First Mortgage" means a Mortgage that constitutes a first Lien on the real property covered by the Mortgage.

"First Mortgage Loan" means a Mortgage Loan secured by a First Mortgage.

"Freddie Mac" means Freddie Mac, a corporation created under the laws of the United States, and any successor corporation or other entity.

"Funding Bank" means Bank One or any other bank designated by Lender as a Funding Bank.

"Funding Bank Agreement" means a letter agreement on the form prescribed by Lender between the Funding Bank and Borrower authorizing Lender's access to the Operating Account and the Check Disbursement Account.

"GAAP" means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in statements and pronouncements of the Financial Accounting Standards Board, or in opinions, statements or pronouncements of any other entity approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

"Gestation Agreement" means an agreement under which Borrower agrees to sell or finance (a) a Mortgage Loan prior to the date of purchase by an Investor or (b) a Mortgage Pool prior to the date a Mortgage-backed Security backed by the Mortgage Pool is issued.

"Ginnie Mae" means the Government National Mortgage Association, an agency of the United States government, and any successor agency or other entity.

"GMAC-RFC Client Guide" means the applicable loan purchase guide issued by Lender, as the same may be amended or replaced.

"Government Mortgage Loan" means a closed-end First Mortgage Loan that is either HUD/FHA insured (other than a HUD 203(K) Mortgage Loan or a Title I Mortgage
Loan) or VA guaranteed.

"Hedging Arrangements" means, with respect to any Person, any agreements or other arrangements (including interest rate swap agreements, interest rate cap agreements and forward sale agreements) entered into to protect that Person against changes in interest rates or the market value of assets.

"High LTV Mortgage Loan" has the meaning set forth in Exhibit H.

"HUD" means the Department of Housing and Urban Development, and any successor agency or other entity.

"Indemnified Liabilities" has the meaning set forth in Section 11.2.

"Indemnitees" has the meaning set forth in Section 11.2.

"Interest Rate" means, for any Warehousing Advance, the floating rate of interest specified for that Warehousing Advance in Exhibit H.

"Interim Statement Date" means the date of the most recent unaudited financial statements of Borrower (and, if applicable, Borrower's Subsidiaries, on a consolidated basis) delivered to Lender under the Existing Agreement or this Agreement.

"Internal Revenue Code" means the Internal Revenue Code of 1986, Title 26 of the United States Code, and all rules, regulations and interpretations issued under those statutory provisions, as amended, and any subsequent or successor federal income tax law or laws, rules, regulations and interpretations.

"Investment Company Act" means the Investment Company Act of 1940 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

"Investor" means Fannie Mae, Freddie Mac or a financially responsible private institution that Lender deems acceptable, in its sole discretion, to issue Purchase Commitments with respect to a particular category of Eligible Loans.

"Lender" has the meaning set forth in the first paragraph of this Agreement.

"Leverage Ratio" means the ratio of a Person's (and, if applicable, the Person's Subsidiaries, on a consolidated basis) Debt to Tangible Net Worth. For purposes of calculating a Person's Leverage Ratio, Debt arising under Hedging Arrangements, to the extent of assets arising under those Hedging Arrangements, may be excluded from a Person's Debt.

"LIBOR" means, for each week, the rate of interest per annum that is equal to the arithmetic mean of the U.S. Dollar London Interbank Offered Rates for 1 month periods of certain U.S. banks as of 11:00 a.m. (London time) on the first Business Day of each week on which the London Interbank market is open, as published by Bloomberg L.P. If those interest rates are not offered or published for any period, then during that period LIBOR means the London Interbank Offered Rate for 1 month periods as published in The Wall Street Journal in its regular column entitled "Money Rates" on the first Business Day of each week on which the London Interbank market is open.

"Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature of such an agreement and any agreement to give any security interest).

"Loan Documents" means this Agreement, the Warehousing Note, the Sublimit Note, any agreement of Borrower relating to Subordinated Debt, any Security Agreement, if applicable, and each other document, instrument or agreement executed by Borrower in connection with any of those documents, instruments and agreements, as originally executed or as any of the same may be amended, restated, renewed or replaced.

"Loan Package Fee " has the meaning set forth in Section 3.5.

"Loan-to-Value Ratio" means, for any Mortgage Loan, the ratio of (a) the maximum amount that may be borrowed under the Mortgage Loan (whether or not borrowed) at the time of origination, plus the Mortgage Note Amounts of all other Mortgage Loans secured by the related Property, to (b) the Appraised Property Value of the related Property.

"Manufactured Home" means a structure that is built on a permanent chassis (steel frame) with the wheel assembly necessary for transportation in one or more sections to a permanent site or semi-permanent site.

"Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System, as amended.

"MERS" means Mortgage Electronic Registrations Systems, Inc. and any successor entity.

"Miscellaneous Fees and Charges" means the miscellaneous fees set forth on Lender's collateral operations fees schedule (either as originally delivered to Borrower or as it may be amended, restated, renewed or replaced after the date of this Agreement) and all miscellaneous disbursements, charges and expenses incurred by or on behalf of Lender for the handling and administration of Warehousing Advances and Collateral, including costs for Uniform Commercial Code, tax lien and judgment searches conducted by Lender, filing fees, charges for wire transfers and check processing charges, charges for security delivery fees, charges for overnight delivery of Collateral to Investors, recording fees for REO Mortgages, Funding Bank service fees and overdraft charges and Designated Bank Charges.

"Mortgage" means a mortgage or deed of trust on real property that is improved and substantially completed (including real property to which a Manufactured Home has been affixed in a manner such that the Lien of a mortgage or deed of trust would attach to the Manufactured Home under applicable real property law).

"Mortgage-backed Securities" means securities that are secured or otherwise backed by Mortgage Loans.

"Mortgage Loan" means any loan evidenced by a Mortgage Note and secured by a Mortgage and, if applicable, a Security Agreement.

"Mortgage Note" means a promissory note secured by one or more Mortgages and, if applicable, one or more Security Agreements.

"Mortgage Note Amount" means, as of any date of determination, the then outstanding and unpaid principal amount of a Mortgage Note (whether or not an additional amount is available to be drawn under that Mortgage Note).

"Mortgage Pool" means a pool of one or more Pledged Loans on the basis of which a Mortgage-backed Security is to be issued.

"Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, to which either Borrower or any ERISA Affiliate of Borrower has any obligation with respect to its employees.

"Non-Usage Fee" has the meaning set forth in Section 3.6.

"Notices" has the meaning set forth in Section 11.1.

"Obligations" means all indebtedness, obligations and liabilities of Borrower to Lender and Lender's Subsidiaries (whether now existing or arising after the date of this Agreement, voluntary or involuntary, joint or several, direct or indirect, absolute or contingent, liquidated or unliquidated, or decreased or extinguished and later increased and however created or incurred), including Borrower's obligations and liabilities to Lender under the Loan Documents and disbursements made by Lender for Borrower's account.

"Operating Account" means a demand deposit account maintained at the Funding Bank in Borrower's name and designated for funding that portion of each Eligible Loan or REO Property not funded by a Warehousing Advance made against that Eligible Loan or REO Property and for returning any excess payment from an Investor for a Pledged Loan or Pledged Security.

"Overdraft Advance" has the meaning set forth in Section 3.9.

"Participant" has the meaning set forth in Section 11.8.

"Person" means and includes natural persons, corporations, limited liability companies, limited liability partnerships, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions of those governments.

"Plan" means each employee benefit plan (whether in existence on the date of this Agreement or established after that date), as that term is defined in
Section 3 of ERISA, maintained for the benefit of directors, officers or employees of Borrower or any ERISA Affiliate.

"Pledged Assets" means, collectively, Pledged Loans, Pledged Securities, and REO Properties.

"Pledged Hedging Accounts" has the meaning set forth in Section 4.1 (i).

"Pledged Hedging Arrangements" has the meaning set forth in Section 4.1 (i).

"Pledged Loans" has the meaning set forth in Section 4.1 (b).

"Pledged Securities" has the meaning set forth in Section 4.1 (c).

"Prime Mortgage Loan" has the meaning set forth in Exhibit H.

"Prohibited Transaction" has the meanings set forth for such term in Section 4975 of the Internal Revenue Code and Section 406 of ERISA.

"Purchase Commitment" means a written commitment, in form and substance satisfactory to Lender, issued in favor of Borrower by an Investor under which that Investor commits to purchase Mortgage Loans or Mortgage-backed Securities.

"Receivables" has the meaning set forth in Section 4.1(e).

"Release Amount" has the meaning set forth in Section 4.3(f).

"REO Mortgage" means a First Mortgage in form and substance approved by Lender covering an REO Property which has been executed and delivered by Borrower for the benefit of Lender.

"REO Property" has the meaning set forth in Exhibit H.

"Repurchased Mortgage Loan" has the meaning set forth in Exhibit H.

"RFC Mortgage Loan" means a Mortgage Loan covered by a Purchase Commitment issued by Lender.

"RFConnects Delivery" means Lender's proprietary service to support the electronic exchange of information between Lender and Borrower, including Advance Requests, shipping requests, payoff requests, activity reports and exception reports.

"RFConnects Pledge Agreement" means an agreement (on the then current form prescribed by Lender) granting Lender a security interest in Mortgage Loans for which Borrower has requested Warehousing Advances using RFConnects Delivery.

"Second Mortgage" means a Mortgage that constitutes a second Lien on the property covered by the Mortgage.

"Second Mortgage Loan" means a Mortgage Loan secured by a Second Mortgage.

"Security Agreement" means a security agreement or other agreement that creates a Lien on personal property, including furniture, fixtures and equipment, to secure repayment of a Mortgage Loan.

"Servicing Contract" means, with respect to any Person, the arrangement, whether or not in writing, under which that Person has the right to service Mortgage Loans.

"Servicing Portfolio" means, as to any Person, the unpaid principal balance of Mortgage Loans serviced by that Person under Servicing Contracts, minus the principal balance of all Mortgage Loans that are serviced by that Person for others under subservicing arrangements.

"Single Family Mortgage Loan" means a Mortgage Loan secured by a Mortgage on improved real property on which is located a 1-to-4 family residence.

"Standard Warehouse Period" means, for any Mortgage Loan or REO Property, the maximum number of days a Warehousing Advance against that type of Mortgage Loan or REO Property, other than against an Aged Mortgage Loan, may remain outstanding, as set forth in Exhibit H.

"Statement Date" means the Audited Statement Date or the Interim Statement Date, as applicable.

"Sublimit" means the aggregate amount of Warehousing Advances (expressed as a dollar amount or as a percentage of the Warehousing Commitment Amount) that is permitted to be outstanding at any one time against a specific type of Eligible Loan or REO Property.

"Sublimit Note" has the meaning set forth in Section 1.3.

"Subordinated Debt" means (a) all indebtedness of Borrower for borrowed money that is effectively subordinated in right of payment to all present and future Obligations either (1) under a Subordination of Debt Agreement on the form prescribed by Lender or (2) otherwise on terms acceptable to Lender, and (b) solely for purposes of Section 8.5, all indebtedness of Borrower that is required to be subordinated by Sections 5.1 (b) and 7.11.

"Subprime Mortgage Loan" has the meaning set forth in Exhibit H.

"Subsidiary" means any corporation, partnership, association or other business entity in which more than 50% of the shares of stock or other ownership interests having voting power for the election of directors, managers, trustees or other Persons performing similar functions is at the time owned or controlled by any Person either directly or indirectly through one or more Subsidiaries of that Person.

"Tangible Net Worth" means the excess of a Person's (and, if applicable, the Person's Subsidiaries, on a consolidated basis) total assets over total liabilities as of the date of determination, each determined in accordance with GAAP, except for implementation of FASB 91, applied in a manner consistent with the most recent audited financial statements delivered to Lender under the Existing Agreement, plus that portion of Subordinated Debt not due within 1 year of that date. For purposes of calculating a Person's Tangible Net Worth, advances or loans to managers, members, employees or Affiliates investments in Affiliates, assets pledged to secure any liabilities not included in the Debt of the Person, intangible assets, those other assets that would be deemed by HUD to be non-acceptable in calculating adjusted net worth in accordance with its requirements in effect as of that date, as those requirements appear "Consolidated Audit Guide for Audits of HUD Programs," and other assets Lender deems unacceptable, in its sole discretion, must be excluded from a Person's total assets.

"Third Party Originated Loan" means a Mortgage Loan originated and funded by a third party (other than with funds provided by Borrower at closing to purchase the Mortgage Loan) and subsequently purchased by Borrower.

"Trust Receipt" means a trust receipt in a form approved by and under which Lender may deliver any document relating to the Collateral to Borrower for correction or completion.

"Usage Target" has the meaning set forth in Section 3.11.

"Unused Portion" has the meaning set forth in Section 3.6.

"Used Portion" has the meaning set forth in Section 3.6.

"Warehousing Advance" means a disbursement by Lender to fund the origination or acquisition of a Mortgage Loan.

"Warehousing Advance Request" has the meaning set forth in Section 2.1.

"Warehousing Collateral Value" means, as of any date of determination, (a) with respect to any Eligible Loan or REO Property, the lesser of (1) the amount of any Warehousing Advance made, or that could be made, against such Eligible Loan or REO Property under Exhibit H or (2) an amount equal to the Advance Rate for the applicable type of Eligible Loan or REO Property multiplied by the Fair Market Value of such Eligible Loan or REO Property; (b) if Eligible Loans or REO Properties have been exchanged for Agency Securities, the lesser of (1) the amount of any Warehousing Advances outstanding against the Eligible Loans or REO Properties backing the Agency Securities or (2) an amount equal to the Advance Rates for the applicable types of Eligible Loans backing the Agency Securities multiplied by the Fair Market Value of the Agency Securities; and (c) with respect to cash, the amount of the cash.

"Warehousing Commitment" means the obligation of Lender to make Warehousing Advances to Borrower under Section 1.1.

"Warehousing Commitment Amount" means $150,000,000.

"Warehousing Commitment Fee" has the meaning set forth in Section 3.5.

"Warehousing Fee" has the meaning set forth in Section 3.7.

"Warehousing Maturity Date" has the meaning set forth in Section 1.2.

"Warehousing Note" has the meaning set forth in Section 1.3.

"Wet Settlement Advance" means with respect to any Warehousing Advance, the time from the date the Warehousing Advance is made until the date of Lender's receipt of the Collateral Documents required by Article 2 and the Exhibits and documents referenced in that Article.

"Wire Disbursement Account" means a demand deposit account maintained at the Funding Bank in Lender's name for clearing wire transfers requested by Borrower to fund Warehousing Advances.

"Wire Fee" has the meaning set forth in Section 3.7.

12.2.    OTHER DEFINITIONAL PROVISIONS; TERMS OF CONSTRUCTION

12.2 (a) Accounting terms not otherwise defined in this Agreement have the meanings given to those terms under GAAP.

12.2 (b) Defined terms may be used in the singular or the plural, as the context requires.

12.2 (c) All references to time of day mean the then applicable time in Chicago, Illinois, unless otherwise expressly provided.

12.2 (d) References to Sections, Exhibits, Schedules and like references are to Sections, Exhibits, Schedules and the like of this Agreement unless otherwise expressly provided.

12.2 (e) The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation."

12.2 (f) Unless the context in which it is used otherwise clearly requires, the word "or" has the inclusive meaning represented by the phrase "and/or."

12.2 (g) All incorporations by reference of provisions from other agreements are incorporated as if such provisions were fully set forth into this Agreement, and include all necessary definitions and related provisions from those other agreements. All provisions from other agreements incorporated into this Agreement by reference survive any termination of those other agreements until the Obligations of Borrower under this Agreement, the Warehousing Note and the Sublimit Note are irrevocably paid in full and the Warehousing Commitment is terminated.

12.2 (h) All references to the Uniform Commercial Code shall be deemed to be references to the Uniform Commercial Code in effect on the date of this Agreement in the applicable jurisdiction.

12.2 (i) Unless the context in which it is used otherwise clearly requires, all references to days, weeks and months mean calendar days, weeks and months.

                                END OF ARTICLE 12

                                                                       EXHIBIT E

                             COMPLIANCE CERTIFICATE

This Compliance Certificate is submitted to the Lender pursuant to Section 7.2(c) of the First Amended and Restated Warehousing Credit and Security Agreement among OAK STREET MORTGAGE LLC ("Oak Street LLC"), OAK STREET OF TENNESSEE LLC ("Oak Street of TN") and OAK STREET MORTGAGE, INC. ("Oak Street Inc.;" Oak Street LLC, Oak Street of TN and Oak Street Inc. are collectively referred to as the "Borrowers") and RESIDENTIAL FUNDING CORPORATION ("Lender"), dated as of August 31, 2002 (as amended, restated, renewed or replaced, "Agreement"). Capitalized terms and Section numbers used in this Compliance Certificate without further definition refer to those terms and Sections set forth in the Agreement.

The undersigned hereby certifies to Lender that as of the close of business on , _________20__ ("Statement Date") and with respect to Oak Street LLC (and Oak Street LLC's Subsidiaries on a consolidated basis):

1. As demonstrated by the attached calculations supporting this Compliance Certificate, Borrowers satisfied the covenants set forth in Sections 8.8, 8.9, 8.10, 8.11 and 8.12, or, if Borrowers did not satisfy any of those covenants, a detailed explanation is attached setting forth the nature and the period of existence of any Default or Event of Default and the action Borrowers have taken, are taking or propose to take with respect to that Default or Event of Default.

2. Borrowers have not transferred (by sale or otherwise), pledged or granted a security interest in any Servicing Contracts, except as permitted under the terms of the Agreement.

3. Borrowers have not made any payments in advance of the scheduled maturity date on any Subordinated Debt, and Borrowers have not incurred any additional Debt that must be subordinated under the terms of
         Section 7.11.

4. Borrowers were in full compliance with all applicable Investor net worth requirements, and in good standing with each Investor.

5. I have reviewed the terms of the Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of Borrowers (and Borrowers' Subsidiaries). That review has not disclosed, and I have no other knowledge of the existence of, any Default or Event of Default, or if any Default or Event of Default existed or exists, a detailed explanation is attached setting forth the nature and the period of existence of the Default or Event of Default and the action Borrowers have taken, are taking or propose to take with respect that Default or Event of Default.

6. Pursuant to Section 7.2 of the Agreement, enclosed are the financial statements of Oak Street LLC as of the Statement Date. The financial statements for the period ending on the Statement Date fairly present the financial condition and results of operations of Oak Street LLC (and Oak Street LLC's Subsidiaries on consolidated basis) as of the Statement Date.

Dated:__________________________            OAK STREET MORTGAGE LLC,
                                            a Delaware limited liability company

                                            By:_________________________________
                                            Its:________________________________

                 CALCULATIONS SUPPORTING COMPLIANCE CERTIFICATE

Borrower Name:    OAK STREET MORTGAGE LLC (and its Subsidiaries)

Statement Date:  _______________________________

All financial calculations set forth in this Compliance Certificate are as of the Statement Date.

1.       TANGIBLE NET WORTH:

         A. Net Worth is:

                  Excess of total assets over total liabilities:        $_______

                  Plus:    Subordinated Debt not due within one
                           year of the Statement Date (or any
                           portion of that Subordinated Debt):          $_______

                  Minus:   Advances or loans to members, managers
                           or Affiliates or any shareholder,
                           director or officer of any manager,
                           member or Affiliate:                         $_______

                  Minus:   Investments in Affiliates:                   $_______

                  Minus:   Assets pledged to secure liabilities
                           not included in Debt:                        $_______

                  Minus:   Intangible assets:                           $_______

                  Minus:   Other assets that HUD deems non-acceptable:  $_______

                  Minus:   Other assets that Lender deems unacceptable: $_______

                  TANGIBLE NET WORTH                                    $_______

         B.       Requirements of Section 8.9 of the Agreement:

                  OAK STREET LLC'S TANGIBLE NET WORTH MUST BE AT LEAST (A) $7,500,000 THROUGH JUNE 30, 2003, AND (B) AFTER JUNE 30, 2003
                  (ADJUSTED SEMI-ANNUALLY THEREAFTER), (1) $7,500,000 PLUS (2) 50% OF OAK STREET LLC'S NET INCOME AFTER TAXES AND DISTRIBUTIONS TO MEMBERS FOR TAX PURPOSES (IF POSITIVE) FOR EACH SIX-MONTH PERIOD ENDED ON JUNE 30 OR DECEMBER 31 OF ANY YEAR, BEGINNING JUNE 30, 2003. ADJUSTMENTS WILL OCCUR ON THE FIRST BUSINESS DAY AFTER THE END OF EACH SIX-MONTH PERIOD.

         C.       COVENANT SATISFIED:  _____ COVENANT NOT SATISFIED:     ______

2.       DEBT

         A.       Oak Street LLC's total liabilities calculated in
                  accordance with GAAP, plus all indebtedness or
                  other obligations for borrowed money or for the
                  deferred purchase price of property or services:      $_______

                  Minus:   Deferred taxes arising from capitalized
                           excess servicing fees and capitalized
                           servicing rights:                            $_______

                  Minus:   Subordinated Debt not due within one year
                           of the Statement Date (or any portion of
                           that Subordinated Debt):                     $_______

         B.       DEBT (Total):                                         $_______

                  Minus:   Debt arising under Hedging Arrangements
                           (to the extent of assets arising under
                           those Hedging Arrangements):                 $_______

         C.       DEBT (adjusted for Hedging Arrangements):             $_______

3.       LEVERAGE RATIO

         A.       The ratio of Debt to Tangible Net Worth is
                  (2.C. to 1.A.): to 1                           __________to 1

         B.       Requirements of Section 8.8 of the Agreement:

                  OAK STREET LLC'S LEVERAGE RATIO MUST NOT EXCEED 20 TO 1.

         C.       COVENANT SATISFIED:  ____     COVENANT NOT SATISFIED:    ____

4.       MINIMUM CASH AND CASH EQUIVALENTS

         A.       Amount of Cash:                                       $_______

         B.       Cash Equivalents:
                        Funds on deposit in a U.S. Bank:                $_______
                        Investment grade commercial paper:              $_______
                        Money market funds:                             $_______
                        Warehousing Buydown:                            $_______
                        High grade marketable securities with a
                        maturity of 270 days or less:                   $_______

         C.       TOTAL CASH AND CASH EQUIVALENTS:

         D.       Requirements of Section 8.11 of the Agreement:

                  OAK STREET LLC'S CASH AND CASH EQUIVALENT MUST NOT AT ANY TIME BE LESS THAN $1,500,000.

         E.       COVENANT SATISFIED:   ____   COVENANT NOT SATISFIED:    ____

5.       TRANSACTIONS WITH AFFILIATES

         A.       Loans, advances, and extensions of credit by
                  any Borrower to its Affiliates during the
                  current fiscal year:                                  $_______

         B.       Capital contributions made by any Borrower to its
                  Affiliates during the current fiscal year:            $_______

         C.       Transfers, sales, pledges, assignments or other
                  dispositions of assets made by any Borrower or
                  on behalf of its Affiliates:                          $_______

         D.       Management fees paid by any Borrower to Affiliates
                  during the current fiscal year:                       $_______

         E.       Requirements of Section 8.12 of the Agreement:

                  1. BORROWER MAY NOT MAKE ANY LOANS, ADVANCES, EXTENSIONS OF
                     CREDIT OR CAPITAL CONTRIBUTIONS TO ITS AFFILIATES.

                        COVENANT SATISFIED: ____  COVENANT NOT SATISFIED:  ____

                  2. BORROWER MAY NOT TRANSFER, SELL, PLEDGE, ASSIGN OR MAKE ANY
                     OTHER DISPOSITION OF ASSETS TO OR ON BEHALF OF ITS AFFILIATES.

                        COVENANT SATISFIED: ____   COVENANT NOT SATISFIED: ____

                  3. BORROWER MAY NOT MERGE OR CONSOLIDATE WITH, OR PURCHASE OR
                     ACQUIRE ANY ASSETS FROM, ITS AFFILIATES.

                        COVENANT SATISFIED: ____  COVENANT NOT SATISFIED:  ____

                  4. BORROWER MAY NOT PAY MANAGEMENT FEES TO OR ON BEHALF OF ITS
                     AFFILIATES.

                        COVENANT SATISFIED: ____  COVENANT NOT SATISFIED:  ____

6.       RATIO OF CURRENT ASSETS TO CURRENT LIABILITIES

         A.       Current Assets:

                           Plus:    Cash:                               $_______

                           Plus:    Temporary Investments:              $_______

                           Plus:    Mortgage Loans and Mortgage-backed
                                    Securities held for sale (net of
                                    any loan loss reserves:             $_______

                           Plus:    Accounts and accrued interest
                                    receivable (net of any allowance
                                    for doubtful accounts):             $_______

                           Plus:    Servicing advances made on behalf
                                    of mortgagors:                      $_______

                           Minus:   Loans/advances to or receivables
                                    from employees, officers or owners
                                    and Affiliates:                     $_______

                           Minus:   Deferred assets, other than prepaid
                                    items for insurance, taxes and
                                    rent:                               $_______

                           Minus:   Properties or assets located
                                    outside the continental United
                                    States and Canada:                  $_______

                           Total Current Assets:                        $_______

         B. Current Liabilities (liabilities or any portion maturing within 1 year):

                           Plus:    Warehouse notes payable:            $_______

                           Plus:    Other notes payable:                $_______

                           Plus:    Accounts payable and accrued
                                    expenses:                           $_______

                           Total Current Liabilities:                   $_______

         C.       The ratio of Current Assets to Current Liabilities
                  is:                                         $_______

         D.       Requirements of Section 8.10 of the Agreement:

                  OAK STREET LLC's RATIO OF CURRENT ASSETS TO CURRENT LIABILITIES MUST NOT BE LESS THAN 1 TO 1.

         E.       COVENANT SATISFIED: ____   COVENANT NOT SATISFIED:      ____

7.       LOAN PRODUCTION VOLUME

      Loan Type                 Number of Mortgage Loans   Aggregate Mortgage Note Amount
------------------------------------------------------------------------------------------
Prime Mortgage Loans
------------------------------------------------------------------------------------------
Subprime Mortgage Loans
------------------------------------------------------------------------------------------
High LTV Mortgage Loans
------------------------------------------------------------------------------------------
Repurchased Mortgage Loans
------------------------------------------------------------------------------------------
Nonperforming Mortgage Loans
------------------------------------------------------------------------------------------
REO Properties
------------------------------------------------------------------------------------------

                                                                       Exhibit H

                         ELIGIBLE LOANS AND OTHER ASSETS

LIMITATIONS ON WAREHOUSING ADVANCES AGAINST MORTGAGE LOANS

Lender's obligation to make Warehousing Advances under the Agreement is subject to the following limitations:

         1. No Warehousing Advance will be made against any Mortgage Loan that has been previously sold or pledged to obtain financing (whether or not such financing constitutes Debt) under another warehousing financing arrangement or a Gestation Agreement.

         2. No Warehousing Advance will be made against any Mortgage Loan that Lender believes may be based on untrue, incomplete or inaccurate or fraudulent information or may otherwise be subject to fraud.

         3. No Warehousing Advance will be made against any Mortgage Loan if any of the limitations set forth in this Exhibit H would be exceeded after giving effect to the Warehousing Advance.

         4. No Warehousing Advance will be made against any Mortgage Loan with an original principal balance in excess of $2,000,000.

SUBLIMITS

These general limitations apply to all Warehousing Advances against Eligible
Loans:

     1. Wet Settlement Advances:        40% of the Warehousing Commitment Amount

     2. Third Party Originated Loans:   Not Permitted

ELIGIBLE LOANS AND TERMS OF WAREHOUSING ADVANCES

Subject to compliance with the terms and limitations set forth below and the terms, representations and warranties and the covenants in the Agreement, each of the following Mortgage Loans is an Eligible Loan for purposes of the
Agreement:

1. PRIME MORTGAGE LOAN

(a) Definition: A First Mortgage Loan or a Second Mortgage Loan with the following characteristics:

    (i)      For a First Mortgage Loan:

         A. Underwritten substantially in accordance with Fannie Mae or Freddie Mac underwriting standards (except as to maximum amount); and

         B. Loan-to-Value Ratio not to exceed 80% or, if the Loan-to-Value Ratio exceeds 80%, the amount by which the Prime Mortgage Loan exceeds 80% is insured by or subject to a commitment for mortgage insurance; or

         C.     A Government Mortgage Loan.

    (ii) For a Second Mortgage Loan:

         A. The credit of the obligor has been underwritten substantially in accordance with Fannie Mae or Freddie Mac underwriting standards; and

         B.     Loan-to-Value Ratio not more than 100%.

(b) Interest Rate:

    (i) Other Mortgage Loans:            1.00% over LIBOR


    (ii) Aged Mortgage Loans:            1.50% over LIBOR


(c) Prime Sublimit:                      12% of the Warehousing Commitment
                                         Amount

    (i) First Mortgage Loan:             100% of the Prime Sublimit

    (ii) Second Mortgage Loan:           50% of the Prime Sublimit

    (iii) Aged Mortgage Loan:            $600,000 of the Prime Sublimit

(d) Committed/Uncommitted:

    (i) First Mortgage Loan:             Purchase Commitment required

    (ii) Second Mortgage Loan:           Purchase Commitment not required

(e) Wet Settlement Advances:             Permitted

(f) Aged Mortgage Loans:                 Permitted for First Mortgage Loans only

(g) Committed Advance Rate:

    (i) First Mortgage Loan:              * % of the lesser of (i) the Mortgage
                                         Note Amount or (ii) the Committed
                                         Purchase Price

    (ii) RFC Mortgage Loan:               * % of the lesser of (i) the Mortgage
                                         Note Amount or (ii) the Committed
                                         Purchase Price

(h) Uncommitted Advance Rate:

    (i) Second Mortgage Loan:             * % of the Mortgage Note Amount


(i) Standard Warehouse Period:           90 days

(j) Aged Warehouse Period:               120 days

(k)  Required Prepayments:               All Mortgage Loans in warehouse for 45
                                         days will be reduced by 2% of the
                                         Mortgage Note Amount.

                                         On the day a Pledged Loan becomes an
                                         Aged Mortgage Loan, the Advance against
                                         such Pledged Loan must be (a) repaid
                                         in full, to the extent the Aged
                                         Mortgage Loan Sublimit would
                                         be exceeded, or (b) otherwise, reduced
                                         by 5% of the Mortgage Note Amount.

(l) Loan Package Fee:                    $20.00; however, should Borrower opt to
                                         use MERS,  the Loan Package Fee will
                                         be $15.00.

(m) Wire Fee:                            $7.50

2.  SUBPRIME MORTGAGE LOAN

(a) Definition: A First Mortgage Loan or a Second Mortgage Loan that has a risk rating of "A"-, "B" or "C" (determined using underwriting standards that comply with industry standards in the sole judgment of the Lender), and that is acceptable for purchase by at least two Investors.

(b) Interest Rate:

    (i) Other Mortgage Loans:            1.00% over LIBOR

    (ii) Aged Mortgage Loans:            1.50% over LIBOR


(c) Subprime Sublimit:                   100%

    (i) First Mortgage Loan:             100% of the Subprime Sublimit

    (ii)Second Mortgage Loan:            20% of the Subprime Sublimit

    (ii)Aged Mortgage Loan:              5% of the Subprime Sublimit

(d) Committed/Uncommitted:               Purchase Commitment not required

(e) Wet Settlement Advances:             Permitted

(f) Aged Mortgage Loans:                 Permitted for First Mortgage Loans only

(g) Committed Advance Rate:

    (i) RFC Mortgage Loan:                * % of the lesser of (i) the Mortgage
                                         Note Amount or (ii) the Committed
                                         Purchase Price

(h) Uncommitted Advance Rate:

    (i) First Mortgage Loan:              * % of the Mortgage Note Amount


    (ii)Second Mortgage Loan:             * % of the Mortgage Note Amount


(i) Standard Warehouse Period:           90 days

(j) Aged Warehouse Period:               180 days

(k) Required Prepayments:                All Mortgage  Loans in warehouse for
                                         60 days will be reduced by 2% of the
                                         Mortgage Note Amount.

                                         On the day a Pledged Loan becomes an
                                         Aged Mortgage Loan, the Advance against
                                         such

                                         Pledged Loan must be (a) repaid in
                                         full, to the extent the Aged Mortgage
                                         Loan Sublimit would be exceeded, or (b)
                                         otherwise, reduced by 5% of the
                                         Mortgage Note Amount. Thereafter, the
                                         Advance must be reduced by 5% of the
                                         Mortgage Note Amount.

(m) Loan Package Fee:                    $20.00; provided, however, should
                                         Borrower opt to use MERS,  the Loan
                                         Package Fee will be $15.00.

(n) Wire Fee:                            $7.50

3.  HIGH LTV MORTGAGE LOAN

(a) Definition: A Second Mortgage Loan that meets the 125 Loan Program eligibility criteria set forth in the GMAC-RFC Client Guide and for which an AssetWise Certificate has been issued, and a First Mortgage Loan that meets the Home Solution Program criteria and for which an AssetWise Certificate has been issued.

(b) Interest Rate:                       2.00% over LIBOR


(c) Committed/Uncommitted:               Purchase Commitment from Lender
                                         required

(d) Wet Settlement Advances:             Permitted

(e) Aged Mortgage Loans:                 Not Permitted

(f) HighLTV Sublimit:                    $1,000,000

(g)  Committed Advance Rate:

    (i) First Mortgage Loan:              * % of the lesser of (i) the Mortgage
                                         Note Amount or (ii) the Committed
                                         Purchase Price

    (ii)Second Mortgage Loan:             * % of the lesser of (i) the Mortgage
                                         Note Amount or (ii) the Committed
                                         Purchase Price

(h) Standard Warehouse Period:           45 days

(i) Loan Package Fee:                    $20.00; provided, however, should
                                         Borrower opt to use MERS, the Loan
                                         Package Fee will be $15.00.

(j) Wire Fee:                            $7.50

4.  REPURCHASED MORTGAGE LOAN/NONPERFORMING MORTGAGE LOAN/REO PROPERTY

(a) Definitions:

    Repurchased Mortgage Loan: A Mortgage Loan that has been repurchased from an Investor or a Mortgage Pool pursuant to a Servicing Contract.

    Nonperforming Mortgage Loan: A First Mortgage Loan or a Second Mortgage Loan that is not a High LTV Mortgage Loan and (i) is in the process of foreclosure, (ii) is 60 days or more delinquent or (iii) with respect to which the Warehousing Period has expired.



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    REO Property: An improved real property containing a 1- to 4-family residence, which property is owned by Borrower as the result of a foreclosure proceeding or the acceptance of a deed in lieu of foreclosure, or has been purchased from an Investor to satisfy a repurchase obligation of Borrower to the Investor.

(b) Interest Rate:                       3.25% over LIBOR


(c) Sublimit:                            $2,400,000

(d) Committed/Uncommitted:               Purchase Commitment not required

(e) Wet Settlement Advances:             Not Permitted

(f) Aged Mortgage Loans:                 Not permitted

(g) Advance Rate for Repurchased and
    Nonperforming Mortgage Loans:         * % of the lesser of (i) Lender's
                                         initial Warehousing Advance, (ii) the
                                         unpaid principal balance, (iii) the
                                         repurchase price, or (iv) the Appraised
                                         Property Value or BPO Value

(h) Advance Rate for REO Property:       The lesser of (i)  * % Lender's initial
                                         Warehousing Advance or (ii)  * % of the
                                         Appraised Property Value or BPO Value

(i) Required Prepayments for
    Repurchased and Nonperforming
    Mortgage Loans:                      5% of the Mortgage Note Amount paid
                                         each month  occurring  more than 90
                                         days after the date of the Warehousing
                                         Advance

(j) Required Prepayments for
    REO Property:                        5% of the initial Warehousing Advance
                                         against an REO Property paid each month
                                         occurring more than 90 days after the
                                         date of the  Warehousing Advance

(k) Standard Warehouse Period:           365 days

(l) Loan Package Fee:                    $20.00; provided, however, should
                                         Borrower opt to use MERS,  the Loan
                                         Package Fee will be $15.00.

(m) Wire Fee:                            $7.50




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